TECH/OPS SEVCON, INC.

            155 NORTHBORO ROAD, SOUTHBOROUGH, MASSACHUSETTS 01772
                           TELEPHONE (508) 281-5510

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


     Notice is hereby given that the annual meeting of the stockholders of Tech/Ops Sevcon, Inc., a Delaware corporation, will be held at the offices of Palmer & Dodge LLP, 20th Floor, 111 Huntington Avenue at Prudential Center, Boston, Massachusetts, at 5:00 p.m. on Monday, January 24, 2005 for the following purposes:

1.   To elect two directors to hold office for a term of three years.

2.   To transact such other business as may properly come before the meeting.

     Only stockholders of record at the close of business on December 14, 2004 are entitled to notice of the meeting or to vote thereat.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE YOUR PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.

                                   By order of the Board of Directors,


                                           MATTHEW C. DALLETT
                                                Secretary



Dated December 27, 2004



                                PROXY STATEMENT

APPROXIMATE DATE OF MAILING:  DECEMBER 27, 2004

                  INFORMATION CONCERNING THE PROXY SOLICITATION

     The enclosed proxy is solicited by and on behalf of the Board of Directors of Tech/Ops Sevcon, Inc. (the "Company") for use at the annual meeting of stockholders of the Company to be held on January 24, 2005 at 5:00 p.m. at the offices of Palmer & Dodge LLP, 20th Floor, 111 Huntington Avenue at Prudential Center, Boston, Massachusetts, or any adjournments or postponements thereof. It is subject to revocation at any time prior to the exercise thereof by giving written notice to the Company, by submission of a later dated proxy or by voting in person at the meeting. The costs of solicitation, including the preparation, assembly and mailing of proxy statements, notices and proxies, will be paid by the Company. Such solicitation will be made by mail and in addition may be made by the officers and employees of the Company personally or by telephone or email. Forms of proxies and proxy material will also be distributed, at the expense of the Company, through brokers, custodians and other similar parties to beneficial owners.

     On December 14, 2004, the Company had outstanding 3,160,051 shares of Common Stock, $.10 par value, which is its only class of stock outstanding and entitled to vote at the meeting. Stockholders of record at the close of business on December 14, 2004 will be entitled to vote at the meeting. With respect to all matters which will come before the meeting, each stockholder may cast one vote for each share registered in his name on the record date. The shares represented by every proxy received will be voted, and where a choice has been specified, the shares will be voted in accordance with the specification so made. If no choice has been specified on the proxy, the shares will be voted FOR the election of the nominees as directors.


                     BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table provides information as to the ownership of the Company's Common Stock as of December 1, 2004 by (i) persons known to the Company to be the beneficial owners of more than 5% of the Company's outstanding Common Stock, (ii) the executive officers named in the Summary Compensation Table below, and (iii) all current executive officers and directors of the Company as a group. Beneficial ownership by individual directors and nominee for director is shown in the table on pages 4 and 5 below.

       Name and Address                  Amount Beneficially      Percent
       of Beneficial Owner                    Owned (1)           of Class
       -------------------               -------------------      --------
Paul D. Sonkin /
Hummingbird Management LLC (2)              398,665 (3)             12.6%
  153 East 53rd Street 55th Floor
  New York, New York 10022

Dr. Marvin G. Schorr                        357,778 (4)             11.3%
  330 Beacon Street
  Boston, MA 02116

Bernard F. Start                            235,977 (4)              7.5%
  Dotland Grange
  Hexham, NE46 2JY, United Kingdom

Paul A. McPartlin                            82,546 (5)              2.5%
  Tech/Ops Sevcon, Inc.
  155 Northboro Road
  Southborough, MA 01772

Matthew Boyle                                56,400 (6)              1.8%
  Tech/Ops Sevcon, Inc.
  155 Northboro Road
  Southborough, MA 01772

All current executive officers and
  directors as a group (8 persons)          839,331 (7)             26.0%


     (1) Unless otherwise indicated, each owner has sole voting and investment power with respect to the shares listed.

     (2) As reported on Schedule 13D filed with the Securities and Exchange Commission on April 15, 2003, and subsequent Forms 4, Mr. Sonkin is the managing member and control person of Hummingbird Management, LLC and of Hummingbird Capital LLC, which are the investment manager and general partner, respectively, of two investment funds, and these parties act together as a group with respect to their shareholdings in the Company.

     (3) According to the SEC filings, Hummingbird Management, LLC has sole dispositive power over 397,175 of these shares, which are held by the investment funds, and Mr. Sonkin has sole dispositive power over 1,490 shares. Mr. Sonkin and Hummingbird Management LLC share voting power over all 398,665 shares.

     (4) Includes 3,500 shares subject to stock options exercisable within sixty days.

     (5) Includes 9,000 shares subject to stock options exercisable within sixty days.

     (6) Includes 40,000 shares subject to stock options exercisable within sixty days.

     (7) Includes 65,000 shares subject to stock options exercisable within sixty days.


                        ELECTION OF DIRECTORS

     The Company's Board of Directors has fixed the number of directors at seven. Members of the Board of Directors are divided into three classes serving staggered three-year terms. The term of two of the Company's current directors, Matthew Boyle and C. Vincent Vappi, expires at the annual meeting. Mr. Vappi will not stand for re-election. Based on the recommendation of its Nominating and Governance Committee, the Board has nominated Mr. Boyle for re-election to a new three-year term and has nominated Paul O. Stump for election to a three-year term. Each nominee has consented to serve if elected, and the Company is not presently aware of any reason that would prevent any nominee from serving as a director. If a nominee should become unavailable for election, the proxies will be voted for another nominee selected by the Board.

     Pursuant to the Company's by-laws, directors will be elected by a plurality of the votes properly cast at the annual meeting. Abstentions, votes withheld and broker non-votes will not be treated as votes cast and will not affect the outcome of the election. A "broker non-vote" occurs when a broker holding a customer's shares indicates on the proxy that the broker has not received voting instructions on a matter from the customer and is barred by applicable rules from exercising discretionary authority to vote on the matter.

     The following table contains information on the three nominees for election at the annual meeting and each other person whose term of office as a director will continue after the meeting. The nominees for election at the meeting are indicated by an asterisk.

                                                      Has Been     No. of
                                                     a Director    Common
                                                       of the      Shares
                                                      Company  of the Company
                                                      or its       Owned
                              Business Experience    Predeces- Beneficially on
                                  During Past           sor      December 14,
                      Term       Five Years and      Tech/Ops,       2004
    Name             Expires  Other Directorships       Inc.     and Percent
                                                       Since     of Class (+)
    ----             -------  -------------------      -----     ------------

* Matthew Boyle       2005    President and Chief      1997         56,400
            (3)               Executive Officer of                  (1.8%)
Age - 42                      the Company since                     (1)
                              November 1997. Vice
                              President and Chief
                              Operating Officer of
                              the Company from
                              November 1996 to
                              November 1997.

Maarten D. Hemsley    2007    Chief Financial          2003            500
            (4)(5)            Officer and a director                   (#)
Age - 55                      since 1988 (and until
                              July 2001, President)
                              of Sterling Construction
                              Company, Inc., a company
                              principally involved in
                              civil construction in
                              Texas. Fund manager at
                              North Atlantic Value LLP,
                              part of the J. O. Hambro
                              Capital Management Group,
                              London, England, since
                              March 2001, with responsi-
                              bility for Leisure & Media
                              Venture Capital Trust,
                              Plc. President of
                              Bryanston Management Ltd.,
                              a specialized financial
                              services company, since
                              1993. Director of Nu Nu
                              Nurseries, plc, an
                              operator of children's
                              nurseries in the United
                              Kingdom, XN Checkout
                              Holdings Plc and director
                              of a number of UK
                              privately-held companies.

Paul B. Rosenberg     2006    Former Treasurer of the    1988        87,980
         (3)(4)(6)            Company.                               (2.8%)
Age - 72                                                             (2)

Dr. Marvin G. Schorr  2007    Chairman of the Company's  1951       357,778
(3)(5)(6)                     Board of Directors since              (11.3%)
Age - 79                      January 1988. Previously              (2)
                              Chairman of the Board of
                              Directors and President
                              of Tech/Ops, Inc., the
                              Company's predecessor.
                              Also Chairman of Helix
                              Technology Corporation, a
                              manufacturer of cryogenic
                              equipment.

Bernard F. Start      2006    Vice-Chairman of the       1988       235,977
Age - 66                      Board since November                  (7.5%)
                              1997. President and Chief             (2)
                              Executive Officer of the
                              Company from January 1988
                              to November 1997.

David R. A. Steadman  2007    President of Atlantic      1997       6,500
           (4)(5)(6)          Management Associates,                ( # )
Age - 67                      Inc., a management                    (2)
                              services firm, since
                              1988. Chairman of
                              Brookwood Companies
                              Incorporated, a director
                              of Aavid Thermal
                              Technologies, Inc., a
                              manufacturer of thermal
                              management products and a
                              director of several
                              privately held companies.

* Paul O. Stump    -          President and Chief        -          -
Age - 52                      Executive Officer of                  (#)
                              Telequip Corporation, a
                              manufacturer of coin
                              dispensing equipment,
                              since 1997.

     (+) Unless otherwise indicated, each person has sole voting and investment power with respect to the shares listed.

     (#)  Less than 1%

     (1) Includes 40,000 shares subject to stock options exercisable within sixty days.

     (2) Includes 3,500 shares subject to stock options exercisable within sixty days.

     (3)  Member of the Executive Committee.

     (4)  Member of the Audit Committee.

     (5)  Member of the Compensation Committee.

     (6)   Member of the Nominating and Governance Committee.

Board of Directors Independence and Meetings

     The Board has determined that all directors, other than Mr. Boyle, are independent under the American Stock Exchange rules, based on information known to the Company and on the annual questionnaire completed by each director. The Board regularly schedules meetings at which only independent directors are present.

     During the fiscal year ended September 30, 2004, the Board of Directors held a total of eight meetings. Each director attended at least 75% of the total number of meetings of the Board of Directors and all committees of the Board on which the director served. All Board members are expected to attend the annual meeting of stockholders, subject to special circumstances. All of the Board members attended the annual meeting of stockholders in 2004.

Communications to the Board

     Stockholders may communicate with the Board of Directors by mailing a communication to the entire Board or to one or more individual directors, in care of the Corporate Secretary, Tech/Ops Sevcon, Inc., 155 Northboro Road, Southborough, Massachusetts 01772. All communications from stockholders to Board members (other than communications soliciting the purchase of products and services) will be promptly relayed to the Board members to whom the communications are addressed.

Committees of the Board

     The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee, all the members of which are independent, as defined by Securities and Exchange Commission rules and American Stock Exchange listing standards, as applicable. In addition to the meetings described below, the members of each committee communicate regularly amongst themselves and with management on Company matters.

     Audit Committee. The Audit Committee is composed of four directors. The Board has determined that at least one of the members of the Committee, Mr. Rosenberg, is an "audit committee financial expert," as defined by the Securities and Exchange Commission. The Committee selects, evaluates and oversees the Company's independent auditors, approves any engagement of the independent auditors to perform non-audit services, reviews the audited financial statements and discusses the adequacy and quality of the Company's financial reporting principles and procedures and its internal controls with management and the auditors. The Committee, which met five times during the fiscal year ended September 30, 2004, operates under a written charter which was last revised by the Board in November 2003. The Audit Committee's report appears on page 12.

     Compensation Committee. The Compensation Committee reviews and approves generally all compensation and fringe benefit programs of the Company, and also reviews and determines the base salary and incentive compensation of the executive officers, as well as grants of equity compensation to all employees. All compensation actions taken by the Committee are reported to the full Board of Directors, which, excluding employee directors, approves the actions of the Committee. The Committee also reviews and makes recommendations to the Board on director compensation and on policies and programs for the development of management personnel, as well as management structure and organization. The Compensation Committee met once during the fiscal year ended September 30, 2004. Its report appears on page 10.

     Nominating and Governance Committee. The Nominating and Governance Committee approves nominations to the Board and recommends to the Board of Directors' action related to Board composition, size and effectiveness and management succession plans for the positions of Chairman of the Board and Chief Executive Officer. The committee operates under a written charter, copies of which are available on the Company's web site at www.techopssevcon.com. The Nominating and Governance Committee met once during the fiscal year ended September 30, 2004.

     In identifying potential candidates and selecting nominees for directors, the Nominating and Governance Committee does not foreclose any sources. The Committee reviews candidates recommended by stockholders in the same manner and using the same general criteria as candidates recruited by the Committee or recommended by the Board.

     The Nominating and Governance Committee does not rely on a fixed set of qualifications for director nominees. The Committee's primary objective for director nominees is to create a Board with a broad range of skills and attributes that is aligned with the Company's strategic needs.

     The minimum qualifications for director nominees are that they:

     a) be able to dedicate time and resources sufficient for the diligent performance of the duties required of a member of the Board,

     b) not hold positions or interests that conflict with their responsibilities to the Company,

     c) comply with any other minimum qualifications for either individual directors or the Board as a whole mandated by applicable laws or regulations.

     Additionally, at least a majority of members of the Board of Directors must qualify as independent directors in accordance with American Stock Exchange independence rules.

     The Nominating and Governance Committee's process for evaluating nominees for director, including nominees recommended by stockholders, is to consider their skills, character and professional ethics, judgment, leadership experience, business experience and acumen, familiarity with relevant industry issues, national and international experience, and other relevant criteria as they may contribute to the Company's success. This evaluation is performed in light of the Committee's views as to what skill set and other characteristics would most complement those of the current directors, including the diversity, age, skills and experience of the Board as a whole.

     In order to recommend a candidate for consideration by the Nominating and Governance Committee, a stockholder must provide the Committee with the candidate's name, background and relationship with the proposing stockholder, a brief statement outlining the reasons the candidate would be an effective director of the Company and information relevant to the considerations described above. Such information should be sent to the Nominating and Governance Committee of Tech/Ops Sevcon, Inc., 155 Northboro Road, Southborough, Massachusetts 01772, Attention: Corporate Secretary. The Committee may seek further information from or about the candidate, or the stockholder making the recommendation, including information about all business and other relationships between the candidate and the stockholder.

Director Compensation; Stock Ownership Policy

     Directors of the Company (except Mr. Boyle) are each paid $14,500 a year for their services. The Chairmen of the Audit Committee (Mr. Rosenberg in 2004) and Compensation Committee (Mr. Steadman in 2004), each receive an additional $1,000 a year.

     Each director (except Mr. Boyle) currently in office has previously received an option under the 1998 Director Stock Option Plan to purchase 5,000 shares of Common Stock at the fair market value of the Common Stock on the date of grant. All of these options become exercisable in equal 500 share amounts on each of the first ten anniversaries of the date of grant or, if earlier, in the event of a change in control of the Company and will expire 90 days after the tenth anniversary of the date of grant. In January 2004 the stockholders approved the discontinuance of any future grants under the 1998 Director Stock Option Plan and that any future grants of options or other equity to non-employee directors would be under the 1996 Equity Incentive Plan, as revised in January 2004.

     The Compensation Committee has voted to grant 2,000 shares of restricted stock to each non-employee director who is elected at the 2005 annual meeting of stockholders or whose term in office will continue after the annual meeting. Restricted shares may not be sold, assigned, transferred, pledged or otherwise disposed of by the recipient until they vest. Such restricted shares will fully vest the day before the 2006 annual meeting of stockholders or, if earlier, upon the recipient's death or disability or upon a change in control of the Company. If the recipient's service as a director of the Company is terminated for any reason other than the recipient's death or disability, any unvested shares will be forfeited and returned to the Company, unless the Committee determines otherwise in its discretion.

     In 2004, the Board adopted Equity Compensation Guidelines in which it established a target level of stock ownership for directors of twice the level of annual cash compensation. Grants of restricted stock will be intended in part to assist in reaching these levels of ownership over time. Shares held by members of a person's immediate family or a trust for his or their sole benefit may be counted towards the ownership requirement. Each director will be required to refrain from selling Company stock acquired as restricted stock (other than to make required tax payments related to a grant) if the value, based on current market price, of his Company stock after the sale would be below his designated ownership level. The Committee has discretion to make exceptions in extraordinary circumstances where not contrary to Company goals, such as cases of significant personal hardship.

                           EXECUTIVE COMPENSATION

     The following tables provide information for the last three fiscal years concerning the compensation of each of the executive officers of the Company whose total compensation exceeded $100,000 in the most recent fiscal year, and the value of unexercised stock options held by him at the end of such years.

     Mr. Boyle and Mr. McPartlin are residents of the United Kingdom and receive their compensation in British Pounds. The table below sets out their compensation in both British Pounds (BPS) and in US Dollars ($) translated at the average exchange rates in force during the relevant period.

Summary Compensation Table

                                                                   Long-Term
                     Fiscal  Annual Compensation                 Compensation
Name and Principal    Year                                          Awards
Position                                           Other Annual   Securities
                             Salary        Bonus   Compensation   Underlying
                                                       (1)          Options
In British Pounds:
Matthew Boyle         2004  BPS 122,730      BPS 7,500          -              -
 President and Chief  2003  BPS 118,858      BPS     -          -         20,000
 Executive Officer    2002  BPS 125,843      BPS     -          -         10,000

Paul A. McPartlin     2004  BPS 78,475      BPS 4,000          -              -
 Vice President,      2003  BPS 70,667      BPS     -    BPS 8,176       10,000
 Chief Financial      2002  BPS 67,788      BPS     -    BPS 6,731            -
 Officer and Treasurer

In US Dollars:
Matthew Boyle         2004  $220,754      $13.500          -              -
 President and Chief  2003  $189,213      $     -          -         20,000
 Executive Officer    2002  $186,388      $     -          -         10,000

Paul A .McPartlin     2004  $141,100      $ 7,200          -              -
 Vice President,      2003  $113,420      $     -    $13,122         10,000
 Chief Financial      2002  $100,190      $     -    $ 9,948              -
 Officer and Treasurer

     (1) Value of use of Company owned automobile

Option Grants in Last Fiscal Year

     No stock options or other equity-based awards were granted to the named executive officers of the Company during the fiscal year ended September 30, 2004.

Aggregated Options Exercises During Fiscal 2004 and Fiscal Year-End Option
Values

                                            Number of
                                            Securities        Value of
                                            Underlying        Unexercised
                                            Unexercised       In-the-Money
                   Number of                Options           Options
                   Shares                   At 9/30/2004      at 9/30/2004(a)
                   acquired on    Value     Exercisable/      Exercisable/
Name               exercise      realized   Unexercisable     Unexercisable
----               -----------   --------   ---------------   ----------------
Matthew Boyle          -            -       34,000 / 46,000  $8,060 / $ 72,540
Paul A. McPartlin      -            -        6,000 /  9,000  $8,060 / $ 32,240

(a) Based on the difference between the option exercise price and the closing price of the underlying Common Stock on September 30, 2004, which closing price was $5.94 per share.

Retirement Plan

     Mr. Boyle and Mr. McPartlin participate in the Company's U.K. Retirement Plan, a defined benefit plan, under which benefits at age 65 are based upon 1/60th of final U.K. - base salary (as defined in the Plan) for each year of service, subject to a maximum of 2/3rds of final U.K. - base salary. The employee contributes 5% of base salary, with the balance of the cost being met by the Company. The following table sets forth information concerning the annual benefits payable to the employee pursuant to the U.K. Retirement Plan upon retirement at age 65 for specified compensation levels and years of service classifications.

                         U.K. Retirement Plan Table

 Average Annual
  Earnings on                    Estimated Annual Pension Based on
 which Retire-                       Years of Service Indicated
 ment Benefits
   are based            15 years   20 years   25 years   30 years   35 years
--------------          --------   --------   --------   --------   --------
   $ 100,000           $  25,000  $  33,300  $  41,700  $  50,000  $  58,300
     125,000              31,300     41,700     52,100     62,500     72,900
     150,000              37,500     50,000     62,500     75,000     87,500
     175,000              43,800     58,300     72,900     87,500    102,100
     200,000              50,000     66,700     83,300    100,000    116,700
     225,000              56,300     75,000     93,800    112,500    131,300
     250,000              62,500     83,300    104,200    125,000    145,800
     275,000              68,800     91,700    114,600    137,500    160,400
     300,000              75,000    100,000    125,000    150,000    175,000

     Credited years of service at September 30, 2004 were 8 for Mr. Boyle and 28 for Mr. McPartlin. Benefits under the U.K. Retirement Plan are computed solely on the U.K. base salary of participants, exclusive of bonuses, incentive and other compensation, and are not reduced on account of U.K. Social Security entitlement. The compensation of Mr. Boyle and Mr. McPartlin is entirely U.K. based. A spouse's pension of 50% of the employee's pension is payable beginning at the death of the employee either before or during retirement. Pension payments escalate by at least 3% per year, compounded, and at a higher rate in certain circumstances.

                        COMPENSATION COMMITTEE REPORT

     The Company's compensation program is designed to motivate and retain employees by encouraging and rewarding performance. The program is administered by the Compensation Committee of the Board of Directors (the "Committee").

     The Committee believes that the combination of salary and incentive compensation is the best method for compensating its executive officers and senior managers to promote uniform excellence, long-term commitment and team performance. Management salaries are determined based upon individual performance, level of responsibility and experience. The Committee reviews these salaries annually and may measure them against compensation data obtained from published compensation surveys and surveys of peer companies. The Committee believes that the salaries of the Company's executive officers are within the range of these surveys. The peer companies are generally of about the same size as the Company and are in technical, rather than consumer or distribution fields. The Company believes that its competitors for executive talent are not necessarily companies which engage in the same business as the Company and, therefore, the companies used for comparative compensation purposes differ from the companies included in the Industrial Controls Industry Index. Cash bonuses are also granted at year-end in the discretion of the Committee to reward particular performance.

     In prior years, the Company has used stock options as an important incentive to motivate executive officers and other key employees for improved long-term performance of the Company and to align their interests with those of the stockholders. In 2004, the Company modified its approach to providing equity incentives in response to changing business needs and financial accounting requirements, and obtained stockholder approval to amend the 1996 Equity Incentive Plan to provide for awards of restricted stock and other forms of equity compensation. No equity incentive awards were made during fiscal 2004.

     In 2004, the Board also adopted Equity Compensation Guidelines that articulate the goals and considerations the Committee takes into account in determining equity compensation awards. The Guidelines recognize that equity awards may play a purely compensatory role and they may also provide an incentive for future individual achievement. The incentive function may be implemented through performance vesting or, more simply, through making grants of equity in recognition for the achievement of desired performance. The Guidelines provide that, in general, the incentive component of compensation for senior executives should have a high proportion of equity in order to promote longer-term thinking and to align the benefits gained by the executives to those attained by stockholders in both good and bad times. One aim of the Guidelines, over the long term, is to target the equity holdings of the chief executive and chief financial officers at greater than twice their annual cash compensation. In adopting the Equity Compensation Guidelines, the Board also established a target level of stock ownership for other senior managers equal to level of annual cash compensation. Grants of restricted stock will be intended in part to assist in reaching these levels of ownership over time. Shares held by members of a person's immediate family or a trust for his or their sole benefit may be counted towards the ownership requirement.

     The recommended base salary and incentive compensation award for the President is determined each year by the Committee based upon its subjective assessment of the overall financial performance of the Company and the performance of the President relative to corporate objectives and other factors. In the light of the Company's financial performance during the prior year, Mr. Boyle's base salary during fiscal 2004 was increased by 3% from 2003. Mr. Boyle is a resident of the United Kingdom and receives his base salary in British Pounds. Measured in United States Dollars, Mr. Boyle's 2004 base salary was 18% higher than in 2003. The Committee has awarded bonuses for performance in fiscal 2004 of 6% of base salary for Mr. Boyle and an average of 5.5% of base salary for the other senior managers.

     On November 22, 2004, the Compensation Committee granted 15,000 shares of restricted stock to Mr. Boyle, and 5,000 shares of restricted stock to Mr. McPartlin, pursuant to the Company's 1996 Equity Incentive Plan. The restricted shares will vest in five equal annual installments, provided that they will fully vest upon the recipient's Death or Disability or upon a Change of Control (as each is defined in the Plan). If the recipient's employment with the Company is terminated for any reason other than the recipient's Death or Disability, any unvested shares will be forfeited and returned to the Company, unless the Committee determines otherwise in its discretion.

                              Members of the Compensation Committee

                              Marvin G. Schorr
                              David R. A. Steadman, Chairman
                              C. Vincent Vappi
                              Maarten D. Hemsley


                              PERFORMANCE GRAPH

     The following graph compares the cumulative total return (change in stock price plus reinvested dividends) assuming $100 invested in the Common Stock of the Company, in the American Stock Exchange ("AMEX") Market Value Index, and in the Media General Industrial Controls Sector Index during the period from September 30, 1999 through September 30, 2004.

                                     Value of Investment at September 30,
                                   ---------------------------------------
                                   1999   2000   2001   2002   2003   2004
                                   ----   ----   ----   ----   ----   ----
Tech/Ops Sevcon, Inc.               100    119     98     55     76     77
AMEX Market Value Index             100    119     90     97    120    139
Media General Industrial
  Controls Sector Index             100    112    150    204    198    270


Assumes $100 invested on September 30, 1999 in each of the Company's Stock, the AMEX Market Value Index, and the Media General Industrial Controls Sector Index.



                              AUDIT COMMITTEE REPORT

     In the course of its oversight of the Company's financial reporting process, the Audit Committee of the Board of Directors has (i) reviewed and discussed with management the Company's audited financial statements for the fiscal year ended September 30, 2004, (ii) discussed with Grant Thornton LLP, the Company's independent auditors, the matters required to be discussed by Statement on Accounting Standard No. 61, Communication with Audit Committees, and (iii) received the written disclosures and the letter from Grant Thornton LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with Grant Thornton LLP its independence.

     Based on the foregoing review and discussions, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended September 30, 2004 for filing with the Securities and Exchange Commission.

                                      Members of the Audit Committee

                                      Paul B. Rosenberg, Chairman
                                      Maarten D. Hemsley
                                      David R. A. Steadman
                                      C. Vincent Vappi


                                 AUDITORS

     Upon a recommendation of the Audit Committee, the Board of Directors has appointed Grant Thornton LLP as independent auditors to conduct the audit of the Company's financial statements for fiscal 2005.

     Representatives of Grant Thornton LLP are expected to be present at the meeting with an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     The fees billed by Grant Thornton LLP, the Company's principal accountant, for each of the last two fiscal years are set out below:

--------------------------------------------------------------------------
                                                (in thousands of dollars)
--------------------------------------------------------------------------
                                                    2004           2003
--------------------------------------------------------------------------
Audit fees                                        $  172         $  125
Audit-Related fees                                    13              4
Tax fees                                              39             29
All other fees                                         -              -
--------------------------------------------------------------------------
Total                                             $  224         $  158
--------------------------------------------------------------------------

     The audit-related fees in fiscal 2004 relate primarily to the audit of the pension plan for the Company's UK subsidiary, fees related to the Company's S-8 registration statement and other meetings with the auditors. In 2003 the audit-related fees related to the UK pension plan. The tax fees are for the filing of the Company's tax returns in both the United States and the United Kingdom and in 2004 also include fees for tax advice on employee benefits.

     All of the above fees were approved by the Audit Committee before the respective engagements were undertaken. The Company has not adopted pre-approval policies and procedures relating to non-audit services.

          DEADLINE FOR STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

     In order for a stockholder proposal to be considered for inclusion in the Company's proxy materials for the annual meeting in 2006, it must be received by the Company at 155 Northboro Road, Southborough, Massachusetts 01772, Attention: Treasurer, no later than August 29, 2005.


                        ADVANCE NOTICE PROVISIONS FOR
                    STOCKHOLDER PROPOSALS AND NOMINATIONS

     The by-laws of the Company provide that in order for a stockholder to bring business before or propose director nominations at an annual meeting, the stockholder must give written notice to the Secretary or other specified officer of the Company not less than 50 days nor more than 75 days prior to the meeting, except that if notice thereof is mailed to stockholders or publicly disclosed less than 65 days in advance, the notice given by the stockholder must be received not later than the 15th day following the day on which the notice of such annual meeting date was mailed or public disclosure made, whichever occurs first. The notice must contain specified information about the proposed business or each nominee and the stockholder making the proposal or nomination.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and persons owning more than 10% of our registered equity securities to file with the Securities and Exchange Commission reports of their initial ownership and of changes in their ownership of our common stock and to provide us with copies of all Section 16(a) reports they file.

     Based on a review of the reports filed by such persons with respect to our last fiscal year, the Company believes that all its executive officers and directors have complied with the Section 16(a) filing requirements. The shareholder group comprised of Paul D. Sonkin, Hummingbird Management LLC and related entities filed late a report covering two purchases of shares.

                                OTHER BUSINESS

     The Board of Directors does not know of any business which will come before the meeting except the matters described in the notice. If other business is properly presented for consideration at the meeting, the enclosed proxy authorizes the persons named therein to vote the shares in their discretion.

Dated December 27, 2004






(FORM OF PROXY CARD)                                      APPENDIX I

                       TECH/OPS SEVCON, INC.

Proxy Solicited by the Board of Directors for Annual Meeting of Stockholders to be held January 24, 2005.

     The undersigned appoints Marvin G. Schorr, Paul A. McPartlin and Matthew C Dallett and each of them, the attorneys and proxies of the undersigned, with power of substitution, to vote all the shares of Tech/Ops Sevcon, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held January 24, 2005 at the offices of Palmer & Dodge, 20th Floor, 111 Huntington Avenue at Prudential Center, Boston, Massachusetts at 5:00 p. m. and at any adjournments thereof.

         Please complete, sign and date on reverse side and mail in enclosed envelope.

------------------------------------------------------------------



                                                               _____
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE \    \
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE       \  X \
                                                               \____\

1. Election of Directors for three-year terms

Nominees:
Boyle      O
Stump      O

\__\ FOR ALL
     NOMINEES

\__\ WITHOLD AUTHORITY
     FOR ALL NOMINEES

\__\ FOR ALL EXCEPT (See instructions below)

INSTRUCTION: To withhold authority for any individual nominee(s) mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ?

This proxy will be voted FOR all nominees for Director if no contrary instructions are given. The proxies are authorized to vote in their discretion upon other business that may properly come before the meeting.







To change the address on your account, please check the         \___\
box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.



Signature of Stockholder......................  Date.................

Signature of Stockholder......................  Date.................


      Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.


1